Exhibit 10.19

AMENDMENT TO EMPLOYMENT AGREEMENT

                THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT is made effective as of February 6, 2006, by and between Duratek, Inc., a Delaware corporation (the “Company”) and the undersigned (“Employee”).

Recitals:

A.            Employee and the Company entered into an employment agreement effective as of November 1, 2002 (the “Employment Agreement”); and

B.            Employee and the Company wish to amend the terms of the Employment Agreement in this Agreement.

Agreement:

NOW, THEREFORE, in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Employee acknowledges, the Company and the Employee, intending to be legally bound, hereby agree that the Employment Agreement is hereby amended in the following respects:

1.             Section 2 entitled “Duties” is hereby amended and restated in its entirety to read as follows:

                                “During the Term, Employee shall serve as Senior Vice President (hereinafter, “Senior Vice President”) of the Company and President, Duratek Federal Services and shall report to, and have those duties, responsibilities, and authority assigned to him from time to time by, the Chief Executive Officer of the Company (hereinafter, the “CEO”) or the CEO’s designee; provided, further, that all determinations that may be made by the CEO under this Agreement may also be made by the CEO’s designee.  Employee shall have the powers and authority consistent with such responsibilities, duties, and authority.  Employee shall devote substantially all his working time, attention, knowledge, and skills faithfully, diligently, and to the best of his ability, in furtherance of the business and activities of Company.  During the Term, Employee shall refrain from engaging in any activity which is or may be contrary to the welfare, interests, or benefits of Company and from engaging in any activity which is or may be competitive with the activities of Company.  The principal place of performance by Employee of his duties hereunder shall be Company’s principal offices in Columbia, Maryland or such other location as agreed to by Employee and Company, although Employee may be required to travel outside of the area where Company’s principal executive offices are located in connection with the business of Company, to an extent substantially consistent with Employee’s present business travel obligations. Nothing in this

Section shall preclude Employee from engaging in charitable, professional, and community activities, in each case as long as such activities do not interfere, conflict, or give the appearance of conflicting in any way with Employee’s performance under this Agreement.”

2.             A new sentence is added to the end of section 8(e) to read as follows:

                                “Notwithstanding anything in this Section 8(e) to the contrary, this Section 8(e) shall not apply to a termination of the Employee’s employment that occurs within twelve (12) months after a Change of Control.”

3.             Amendment and Waiver.  The provisions of this Amendment may be amended and waived only with the prior written consent of the parties hereto.

4.             Complete Agreement.  The Employment Agreement, as amended by this Amendment, contains the entire agreement and understanding between the Company and Employee with respect to Employee’s employment and supersedes all employment agreements, whether written or oral, relating to Employee’s employment with the Company.

5.             Effect of the Amendment on Employment Relationship.  Nothing in this Amendment shall be construed as conferring upon the Employee any right to continue in the employ of (or otherwise provide services to) the Company, or to limit in any respect the right of the Company to terminate the Employee’s employment or other relationship with the Company at any time.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

DURATEK, INC.

By:		/s/ Robert E. Prince
Robert E. Prince
President/CEO

Agreed and Accepted:

By:	/s/ William R. Van Dyke
NAME: William R. Van Dyke